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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  MAY 15, 1995

                       PERSONAL DIAGNOSTICS, INCORPORATED
             (Exact name of registrant as specified in its charter)

      New Jersey                         0-10128                  22-2325136
(State or other jurisdiction      Commission File Number         IRS Employer
of incorporation)                                             Identification No.

3 Entin Road, Parsippany, New Jersey                                 07054
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:  (201) 952-9000

                                      N/A
         (Former name or former address, if changed since last report)


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On May 15, 1995 Personal Diagnostics, Incorporated (the "Company") completed the sale of all of its manufacturing assets to EBI Medical Systems, Inc., ("EBI"), a subsidiary of Biomet, Inc., pursuant to the terms of an Asset Purchase Agreement dated March 17, 1995 between the Company and EBI. The assets sold by the Company consisted of the land, building and improvements comprising the Company's executive offices and manufacturing facility located at 3 Entin Road, Parsippany, New Jersey and all the Company's manufacturing equipment and machinery defined in the Asset Purchase Agreement including miscellaneous office equipment and manufacturing-related items (collectively, the "Purchased Assets"). The Company received the balance of the $4,400,000 purchase price for the Purchased Assets at the Closing, $500,000 of which had been deposited with the Company by EBI upon the execution of a Letter of Intent dated January 31, 1995 between the parties. The parties did not rely on a formal valuation of the Purchased Assets in determining the purchase price. The Company's Board and Management assessed the fairness of the $4,400,000

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          purchase price based on their knowledge of local real estate values resulting from the fairly recent acquisition of its principal executive offices and the costs of capital improvements, as well as their familiarity with the sales price of similar neighboring properties and informal real estate appraisals received by the Board prior to the execution of the Letter of Intent with EBI.
          Additionally, the Board relied upon substantial knowledge as to the value of the Company's machinery, equipment and related assets as a result of their efforts to modernize the Company's premises and operations during which time Management actively bought and sold new and used manufacturing equipment. No relationship existed between the Company, EBI or any of their respective affiliates, directors or officers, prior to the execution of the Letter of Intent outlining the terms of the proposed asset purchase transaction.

          As a result of this transaction, the Company is no longer engaged in contract manufacturing. The Company is actively considering and assessing alternative acquisition and/or merger transactions whereby its shareholders may benefit by owning an interest in a viable enterprise. The focus of the Company's efforts will be to acquire or develop an operating business. In the immediate future, the Company will have limited or no operations and its income, if any, will be derived from interest payments and investments in securities. No assurance can be given that the Company will be successful in identifying a suitable merger or acquisition candidate or that it will conclude a proposed merger or acquisition transaction.

          The Company has given effect to the discontinuance of its operations as of January 1, 1995, which is reflected in its historical financial statements for the fiscal quarter ended March 31, 1995 as filed on Form 10-Q with the Securities and Exchange Commission on May 15, 1995.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)    Financial Statements of Businesses Acquired.

                 N/A

          (b)    Pro Forma Financial Information.

                 The Pro Forma financial information required to be provided pursuant to this item is hereby incorporated by reference to the Company's Proxy Statement dated April 4, 1995, relating to its 1995 Annual Meeting of Shareholders, as provided under the section entitled "Pro Forma Financial Information of the Company" commencing on page 20 thereof (a copy of which is attached hereto as an Exhibit to this report).



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          (c)    Exhibits.

           2.1 Asset Purchase Agreement dated March 17, 1995 between the Company and EBI Medical Systems, Inc.

          20.1 Proxy Statement dated April 4, 1995 relating to the Company's 1995 Annual Meeting of Shareholders.*


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*Incorporated by reference to the Company's Proxy Statement as filed with the
Commission on April 6, 1995.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PERSONAL DIAGNOSTICS, INCORPORATED


Dated:  May 25, 1995                By:  /s/ John H. Michael
                                         -------------------------------------
                                         John H. Michael, Chairman
                                         President and Chief Executive Officer


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                                  EXHIBIT INDEX


2.1 Asset Purchase Agreement dated March 17, 1995 between the Company and EBI Medical Systems,Inc.

20.1 Proxy Statement dated April 4, 1995 relating to the Company's 1995 Annual Meeting of Shareholders.*


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Incorporated by reference to the Company's Proxy Statement as filed with the
Commission on April 6, 1995.


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